Exhibit (g)(3)(viii)

AMENDMENT NO. 7

AMENDED AND RESTATED GLOBAL CUSTODY AGREEMENT

Amendment No. 7, dated as of May 1, 2007 (“Amendment No. 7”), to the Amended and Restated Global Custody Agreement, dated as of February 1, 2002, as amended (“Agreement”), by and between EQ Advisors Trust (“Trust”) and JPMorgan Chase Bank (“JPMorgan”).

The Trust and JPMorgan hereby agree to modify and amend the Agreement as follows:

1.	Amendment No. 7 includes provisions for a new portfolio of the Trust (the EQ/Franklin Templeton Founding Strategy Portfolio) and updates the names of certain existing Portfolios.

2.

MarketPLUS Portfolios. Effective as of May 25, 2007, the EQ/Capital Guardian International Portfolio, EQ/FI Mid Cap Value Portfolio, EQ/MFS Investors Trust Portfolio and EQ/MFS Emerging Growth Companies Portfolio will convert to the MarketPLUS International Core Portfolio, MarketPLUS Mid Cap Value Portfolio, MarketPLUS Large Cap Core Portfolio and MarketPLUS Large Cap Growth Portfolio, respectively.

3.	Schedule C. Schedule C to the Agreement, setting forth the Portfolios of the Trust participating on behalf of which the Trust is entering into the Agreement is hereby replaced in its entirety by Schedule C attached hereto.

Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 7 as of the date first above set forth.

EQ ADVISORS TRUST		JPMORGAN CHASE BANK

By:	/s/ Steven M. Joenk	By:	/s/ Paul Larkin
	Steven M. Joenk	Name:	Paul Larkin
	President and Chief Executive Officer	Title:	Vice President

SCHEDULE C

AMENDMENT NO. 7

AMENDED AND RESTATED GLOBAL CUSTODY AGREEMENT

EQ/AllianceBernstein Common Stock Portfolio	EQ/International Growth Portfolio
EQ/AllianceBernstein Growth and Income Portfolio	EQ/Janus Large Cap Growth Portfolio
EQ/AllianceBernstein Intermediate Government Securities Portfolio	EQ/JPMorgan Core Bond Portfolio
EQ/AllianceBernstein International Portfolio	EQ/JPMorgan Value Opportunities Portfolio
EQ/AllianceBernstein Large Cap Growth Portfolio	EQ/Legg Mason Value Equity Portfolio
EQ/AllianceBernstein Quality Bond Portfolio	EQ/Long Term Bond Portfolio
EQ/AllianceBernstein Small Cap Growth Portfolio	EQ/Lord Abbett Growth and Income Portfolio
EQ/AllianceBernstein Value Portfolio	EQ/Lord Abbett Large Cap Core Portfolio
EQ/Ariel Appreciation II	EQ/Lord Abbett Mid Cap Value Portfolio
EQ/AXA Rosenberg Value Long/Short Portfolio	EQ/Marsico Focus Portfolio
EQ/BlackRock Basic Value Equity Portfolio*	EQ/Mercury Basic Value Equity*
(formerly, EQ/Mercury Basic Value Equity)
EQ/BlackRock International Value Portfolio*	EQ/Mercury International Value*
(formerly, EQ/Mercury International Value)	EQ/MFS Emerging Growth Companies Portfolio*
EQ/Bond Index Portfolio	EQ/MFS Investors Trust Portfolio*
EQ/Boston Advisors Equity Income Portfolio	EQ/Money Market Portfolio
EQ/Calvert Socially Responsible Portfolio	EQ/Montag & Caldwell Growth Portfolio
EQ/Capital Guardian Growth Portfolio	EQ/Mutual Shares Portfolio
EQ/Capital Guardian International Portfolio*	EQ/Oppenheimer Global Portfolio
EQ/Capital Guardian Research Portfolio	EQ/Oppenheimer Main Street Opportunity Portfolio
EQ/Capital Guardian U.S. Equity Portfolio	EQ/Oppenheimer Main Street Small Cap Portfolio
EQ/Caywood-Scholl High Yield Bond Portfolio	EQ/PIMCO Real Return Portfolio
EQ/Davis New York Venture Portfolio	EQ/Short Duration Bond Portfolio
EQ/Enterprise Moderate Allocation Portfolio	EQ/Small Cap Value Portfolio
EQ/Equity 500 Index Portfolio	EQ/Small Company Growth Portfolio
EQ/Evergreen International Bond Portfolio	EQ/Small Company Index
EQ/Evergreen Omega Portfolio	EQ/TCW Equity Portfolio
EQ/FI Mid Cap Portfolio	EQ/Templeton Growth Portfolio
EQ/FI Mid Cap Value Portfolio*	EQ/UBS Growth and Income Portfolio
EQ/Franklin Income Portfolio	EQ/Van Kampen Comstock Portfolio
EQ/Franklin Small Cap Value Portfolio	EQ/Van Kampen Emerging Markets Equity Portfolio
EQ/Franklin Templeton Founding Strategy Portfolio	EQ/Van Kampen Mid Cap Growth Portfolio
EQ/GAMCO Mergers and Acquisitions Portfolio	EQ/Van Kampen Real Estate Portfolio
EQ/GAMCO Small Company Value Portfolio	EQ/Wells Fargo Montgomery Small Cap Portfolio
EQ/Government Securities Portfolio	MarketPLUS International Core Portfolio*
EQ/International ETF Portfolio	MarketPLUS Large Cap Core Portfolio*
MarketPLUS Large Cap Growth Portfolio*
MarketPLUS Mid Cap Value Portfolio*

*	Name changes effective on or about May 25, 2007.